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EXHIBIT 23.6





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the use in the Registration Statement on Form S-4 of Optima Petroleum Corporation of our report dated March 17, 1998 relating to the balance sheets of American Explorer, L.L.C. as of December 31, 1997 and 1996, and related statements of operations, members' equity and cash flows for the years ended December 31, 1997 and 1996, and for the period from inception (March 2, 1995) to December 31, 1995, and to the reference to our firm under the heading "Auditors" in the above referenced Registration Statement.





                                                        ARTHUR ANDERSEN LLP







New Orleans, Louisiana

May 28, 1998


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